Exhibit 99.2
For Immediate News Release
July 31, 2024
AVALONBAY COMMUNITIES, INC.
ANNOUNCES SECOND QUARTER 2024 RESULTS
AND RAISES FULL YEAR 2024 OUTLOOK

(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported Earnings per Share – diluted (“EPS”), Funds from Operations attributable to common stockholders - diluted (“FFO”) per share and Core FFO per share (as defined in this release) for the three and six months ended June 30, 2024 and 2023 as detailed below.

	Q2 2024	Q2 2023	% Change
EPS	$1.78	$2.59	(31.3)%
FFO per share (1)	$2.75	$2.67	3.0%
Core FFO per share (1)	$2.77	$2.66	4.1%

	YTD 2024	YTD 2023	% Change
EPS	$3.00	$3.65	(17.8)%
FFO per share (1)	$5.48	$5.21	5.2%
Core FFO per share (1)	$5.47	$5.23	4.6%

(1) For additional detail on reconciling items between net income attributable to common stockholders, FFO and Core FFO, see Attachment 13, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended June 30, 2024 to its results for the prior year period:

Q2 2024 Results Compared to Q2 2023
	Per Share
	EPS	FFO	Core FFO
Q2 2023 per share reported results	$2.59	$2.67	$2.66
Same Store Residential NOI (1)	0.09	0.09	0.09
Other Residential NOI	0.10	0.10	0.10
Overhead and other	(0.03)	(0.03)	(0.03)
Capital markets and transaction activity	(0.04)	(0.04)	(0.04)
Unconsolidated investment income and management fees	(0.01)	(0.01)	(0.01)
Non-core items (2)	(0.03)	(0.03)	—
Real estate gains, depreciation expense and other	(0.89)	—	—
Q2 2024 per share reported results	$1.78	$2.75	$2.77

(1) Consists of increases of $0.14 in revenue and $0.05 in operating expenses.
(2) For detail of non-core items, see Attachment 13, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended June 30, 2024 to its April 2024 outlook:

Q2 2024 Results Compared to April 2024 Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share (1)	$1.65	$2.64	$2.68
Same Store Residential NOI (2)	0.05	0.05	0.05
Other Residential and Commercial NOI	0.02	0.02	0.02
Overhead and other	0.01	0.01	0.01
Capital markets and transaction activity	0.01	0.01	0.01
Non-core items (3)	0.02	0.02	—
Real estate gains, depreciation expense and other	0.02	—	—
Q2 2024 per share reported results	$1.78	$2.75	$2.77
(1) The mid-point of the Company's April 2024 outlook.
(2) Consists of favorable revenue of $0.02 and favorable operating expenses of $0.03.
(3) For detail of non-core items for the three months ended June 30, 2024, see Attachment 13, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the six months ended June 30, 2024 to its results for the prior year period:

YTD 2024 Results Compared to YTD 2023
	Per Share
	EPS	FFO	Core FFO
YTD 2023 per share reported results	$3.65	$5.21	$5.23
Same Store Residential NOI (1)	0.21	0.21	0.21
Other Residential NOI	0.17	0.17	0.17
Overhead and other	(0.05)	(0.05)	(0.05)
Capital markets and transaction activity	(0.06)	(0.07)	(0.08)
Unconsolidated investment income and management fees	(0.01)	(0.01)	(0.01)
Non-core items (2)	0.02	0.02	—
Real estate gains, depreciation expense and other	(0.93)	—	—
YTD 2024 per share reported results	$3.00	$5.48	$5.47

(1) Consists of increases of $0.33 in revenue and $0.12 in operating expenses.
(2) For detail of non-core items, see Attachment 13, table 3.

Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

Same Store Operating Results for the Three Months Ended June 30, 2024 Compared to the Prior Year Period

Same Store total revenue increased $20,928,000, or 3.2%, to $672,942,000. Same Store Residential revenue increased $20,644,000, or 3.2%, to $666,166,000. Same Store Residential operating expenses increased $7,396,000, or 3.8%, to $204,092,000 and Same Store Residential NOI increased $13,248,000, or 3.0%, to $462,074,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the three months ended June 30, 2024 compared to the three months ended June 30, 2023:

Q2 2024 Compared to Q2 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of Q2 2024 NOI

			NOI
New England	4.4%	0.9%	6.1%	13.7%
Metro NY/NJ	3.8%	4.5%	3.4%	19.8%
Mid-Atlantic	2.6%	7.5%	0.5%	15.2%
Southeast FL	2.5%	4.4%	1.5%	3.4%
Denver, CO	1.3%	(10.4)%	6.9%	1.6%
Pacific NW	3.6%	2.9%	3.9%	6.6%
N. California	0.5%	5.9%	(1.6)%	16.2%
S. California	4.8%	3.0%	5.6%	22.3%
Other Expansion Regions	(2.0)%	(10.3)%	2.9%	1.2%
Total	3.2%	3.8%	3.0%	100.0%

(1) See Attachment 4, Quarterly Residential Revenue and Occupancy Changes - Same Store, for additional detail.
(2) See Attachment 7, Residential Operating Expenses ("Opex") - Same Store, for discussion of variances.

Same Store Operating Results for the Six Months Ended June 30, 2024 Compared to the Prior Year Period

Same Store total revenue increased $48,611,000, or 3.8%, to $1,340,130,000. Same Store Residential revenue increased $47,122,000, or 3.7%, to $1,325,606,000. Same Store Residential operating expenses increased $17,532,000, or 4.5%, to $406,169,000 and Same Store Residential NOI increased $29,590,000, or 3.3%, to $919,437,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the six months ended June 30, 2024 compared to the six months ended June 30, 2023:

YTD 2024 Compared to YTD 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of YTD 2024 NOI

			NOI
New England	4.6%	1.8%	6.0%	13.5%
Metro NY/NJ	3.9%	6.5%	2.7%	19.8%
Mid-Atlantic	3.0%	7.6%	1.1%	15.3%
Southeast FL	2.1%	4.9%	0.7%	3.4%
Denver, CO	2.1%	(2.8)%	4.1%	1.6%
Pacific NW	3.3%	3.5%	3.2%	6.5%
N. California	1.1%	5.1%	(0.5)%	16.3%
S. California	6.1%	3.1%	7.4%	22.4%
Other Expansion Regions	(1.0)%	(2.5)%	(0.2)%	1.2%
Total	3.7%	4.5%	3.3%	100.0%

(1) See Attachment 6, Year to Date Residential Revenue and Occupancy Changes - Same Store, for additional detail.
(2) See Attachment 7, Residential Opex - Same Store, for discussion of variances.

Development Activity

During the three months ended June 30, 2024, the Company completed the development of three communities.

•Avalon Amityville, located in Amityville, NY;
•Avalon Montville, located in Montville, NJ; and
•Avalon Redmond Campus, located in Redmond, WA.

These communities contain an aggregate of 901 apartment homes and were constructed for an aggregate Total Capital Cost of $351,000,000.

During the three months ended June 30, 2024, the Company started the construction of three apartment communities:

•Avalon Pleasanton I, located in Pleasanton, CA;
•Avalon Roseland II, located in Roseland, NJ; and
•Avalon Quincy Adams; located in Quincy, MA.

These communities are expected to contain an aggregate of 903 apartment homes and 6,000 square feet of commercial space. Estimated Total Capital Cost at completion for these Development communities is $384,000,000.

At June 30, 2024, the Company had 17 consolidated Development communities under construction that are expected to contain 6,066 apartment homes and 65,000 square feet of commercial space. Estimated Total Capital Cost at completion for these Development communities is $2,537,000,000.
Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

Disposition Activity

During 2024 through the date of this release, the Company sold five wholly-owned communities containing, in the aggregate, 1,069 apartment homes for $513,700,000 and a weighted average Market Cap Rate of 5.1%.

The Company sold three wholly-owned communities during the three months ended June 30, 2024:

•AVA Belltown, located in Seattle, WA;
•AVA North Hollywood, located in Los Angeles, CA; and
•Avalon Hackensack at Riverside, located in Hackensack, NJ.

In aggregate, these communities contain 482 apartment homes and 12,000 square feet of commercial space and were sold for $181,700,000, resulting in a gain in accordance with GAAP of $68,381,000 and an Economic Gain of $22,071,000.

The Company sold two wholly-owned communities in July 2024:

•AVA Theater District, located in Boston, MA; and
•Avalon Darien, located in Darien, CT.

In aggregate, these communities contain 587 apartment homes and were sold for $332,000,000.

Acquisition Activity

During the three months ended June 30, 2024, the Company acquired Avalon at Pier 121, a wholly-owned community, located in Lewisville, TX, containing 300 apartment homes for a purchase price of $62,100,000.

In July 2024, the Company acquired two wholly-owned communities:

•Avalon Perimeter Park, located in Morrisville, NC, containing 262 apartment homes for a purchase price of $66,500,000; and

•Avalon Cherry Hills, located in Englewood, CO, containing 306 apartment homes for a purchase price of $95,000,000.

Structured Investment Program ("SIP") Activity

As of June 30, 2024, the Company had seven commitments to fund either mezzanine loans or preferred equity investments for the development of multifamily projects in the Company's markets, up to $191,585,000 in the aggregate. At June 30, 2024, the Company's investment commitments had a weighted average rate of return of 11.5% and a weighted average initial maturity date of December 2026. As of June 30, 2024, the Company had funded $138,970,000 of these commitments.

Liquidity and Capital Markets

At June 30, 2024, the Company had $545,769,000 in unrestricted cash and cash equivalents.

During the three months ended June 30, 2024, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for net proceeds before offering costs of $396,188,000. The notes mature in June 2034 and were issued with a 5.35% coupon. The effective interest rate of the notes is 5.05%, including the impact of offering costs and hedging activity.

As of June 30, 2024, the Company did not have any borrowings outstanding under its $2,250,000,000 unsecured revolving credit facility (the "Credit Facility") or its $500,000,000 unsecured commercial paper note program. The commercial paper program is backstopped by the Company's commitment to maintain available borrowing capacity under its Credit Facility in an amount equal to actual borrowings under the program.

The Company’s annualized Net Debt-to-Core EBITDAre (as defined in this release) for the second quarter of 2024 was 4.2 times and Unencumbered NOI (as defined in this release) for the six months ended June 30, 2024 was 95%.

Third Quarter and Full Year 2024 Financial Outlook

For its third quarter and full year 2024 financial outlook, the Company expects the following:
Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

Projected EPS, Projected FFO and Projected Core FFO Outlook (1)
	Q3 2024			Full Year 2024
	Low		High	Low		High
Projected EPS	$2.69	—	$2.79	$7.34	—	$7.54
Projected FFO per share	$2.59	—	$2.69	$10.84	—	$11.04
Projected Core FFO per share	$2.66	—	$2.76	$10.92	—	$11.12

(1) See Attachment 13, table 9, for reconciliations of Projected FFO per share and Projected Core FFO per share to Projected EPS.

Full Year 2024 Financial Outlook
				Full Year 2024
				vs. Full Year 2023
				Low		High
Same Store:
Residential revenue change				3.0%	—	4.0%
Residential Opex change				4.3%	—	5.3%
Residential NOI change				2.1%	—	3.7%

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the second quarter 2024 to the mid-point of its third quarter 2024 financial outlook:

Q2 2024 Results Compared to Q3 2024 Outlook
	Per Share
	EPS	FFO	Core FFO
Q2 2024 per share reported results	$1.78	$2.75	$2.77
Same Store Residential revenue	0.05	0.05	0.05
Same Store Residential Opex	(0.09)	(0.09)	(0.09)
Development and Other Stabilized Residential NOI	0.03	0.03	0.03
Capital markets and transaction activity	(0.03)	(0.03)	(0.03)
Overhead and other	(0.02)	(0.02)	(0.02)
Non-core items (1)	(0.05)	(0.05)	—
Gain on sale of real estate and depreciation expense	1.07	—	—
Projected per share - Q3 2024 outlook (2)	$2.74	$2.64	$2.71

(1) For detail of non-core items, see Attachment 13, table 3 and table 9.
(2) Represents the mid-point of the Company's outlook.

The following table compares the mid-point of the Company’s July 2024 full year outlook for EPS, FFO per share and Core FFO per share to its April 2024 outlook:

July 2024 Full Year Outlook Compared to April 2024 Full Year Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share - April 2024 outlook (1)	$7.18	$10.83	$10.91
Same Store Residential revenue	0.06	0.06	0.06
Same Store Residential Opex	0.04	0.04	0.04
Development and Other Stabilized Residential NOI	0.03	0.03	0.03
Capital markets and transaction activity	—	—	—
Overhead and other	(0.02)	(0.02)	(0.02)
Gain on sale of real estate and depreciation expense	0.15	—	—
Projected per share - July 2024 outlook (1)	$7.44	$10.94	$11.02

(1) Represents the mid-point of the Company's outlook.

Other Matters

The Company will hold a conference call on August 1, 2024 at 1:00 PM ET to review and answer questions about this release, its second quarter 2024 results, the Attachments (described below) and related matters. To participate on the call, dial 877-407-9716.

To hear a replay of the call, which will be available from August 1, 2024 at 6:00 PM ET to September 1, 2024, dial 844-512-2921 and use replay passcode: 13740498. A webcast of the conference call will also be available at https://investors.avalonbay.com, and an online playback of the webcast will be available for at least seven days following the call.

The Company produces Earnings Release Attachments (the "Attachments") that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company's website at https://investors.avalonbay.com. To receive future press releases via e-mail, please submit a request through https://investors.avalonbay.com/news-events/email-alerts.

In addition to the Attachments, the Company is providing a teleconference presentation that will be available on the Company's website at https://investors.avalonbay.com subsequent to this release and before the market opens on August 1, 2024.

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc., a member of the S&P 500, is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in leading metropolitan areas in New England, the New York/New
Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

Jersey Metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. As of June 30, 2024, the Company owned or held a direct or indirect ownership interest in 300 apartment communities containing 91,399 apartment homes in 12 states and the District of Columbia, of which 17 communities were under development. More information may be found on the Company’s website at https://www.avalonbay.com. For additional information, please contact Jason Reilley, Vice President of Investor Relations, at 703-317-4681.

Forward-Looking Statements

This release, including its Attachments, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the Company’s use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue,” “outlook” and other similar expressions that predict or indicate future events and trends and that do not report historical matters. These statements include, among other things, statements regarding the Company’s intent, belief, forecasts, assumptions or expectations with respect to: potential development, redevelopment, acquisition or disposition of communities; the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment; the timing of lease-up, occupancy and stabilization of communities; the pursuit of land for future development; the anticipated operating performance of communities; cost, yield, revenue, NOI and earnings estimates; the impact of landlord-tenant laws and rent regulations; the Company’s expansion into new regions; declaration or payment of dividends; joint venture activities; the Company’s policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters; the Company’s qualification as a REIT under the Code; the real estate markets in regions where the Company operates; the availability of debt and equity financing; interest rates, inflation and other general economic conditions and their potential impacts; trends affecting the Company’s financial condition or results of operations; regulatory changes that may affect the Company; and the impact of legal proceedings.

The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. The Company does not undertake a duty to update these forward-looking statements, and therefore they may not represent the Company’s estimates and assumptions after the date of this release. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the discussion under Part I, Item 1A. “Risk Factors” of the Company’s Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A. “Risk Factors” in subsequent quarterly reports on Form 10-Q for further discussion of risks associated with forward-looking statements.

Some of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals; the Company may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed original estimates; the Company may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond the Company’s control; the Company’s cash flows from operations and access to cost-effective capital may be insufficient for the development of the Company’s pipeline, which could limit the Company’s pursuit of opportunities; an outbreak of disease or other public health event may affect the multifamily industry and general economy; the Company’s cash flows may be insufficient to meet required payments of principal and interest, and the Company may be unable to refinance existing indebtedness or the terms of such
Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

refinancing may not be as favorable as the terms of existing indebtedness; the Company may be unsuccessful in its management of joint ventures and the REIT vehicles that are used with certain joint ventures; new or existing laws and regulations implementing rent control or rent stabilization, or otherwise limiting the Company’s ability to increase rents, charge fees or evict tenants, may impact its revenue or increase costs; the Company’s expectations, estimates and assumptions as of the date of this filing regarding legal proceedings are subject to change; the Company’s assumptions and expectations in its financial outlook may prove to be too optimistic; the possibility that the Company may choose to pay dividends in its stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and investments made under the SIP may not be repaid as expected or the development may not be completed on schedule, which could require the Company to engage in litigation, foreclosure actions, and/or first party project completion to recover its investment, which may not be recovered in full or at all in such event.

Definitions and Reconciliations

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined, reconciled and further explained on Attachment 13, Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Attachment 13 is included in the full earnings release available at the Company’s website at https://investors.avalonbay.com.

Copyright © 2024 AvalonBay Communities, Inc. All Rights Reserved

Avalon Princeton Circle
Princeton, NJ

AVA Esterra Park
Redmond, WA

Avalon Chino Hills
Chino Hills, CA

SECOND QUARTER 2024

Supplemental Operating and Financial Data

AvalonBay offers four distinct brands – **Avalon**, **AVA**, **eaves by Avalon and Kanso** - each targeted to different customer segments with unique needs and preferences. This brand strategy helps us reach new customers and better serve our existing residents.

AvalonBay COMMUNITIES

 SECOND QUARTER 2024

Supplemental Operating and Financial Data

Table of Contents

Company Profile
Condensed Consolidated Operating Information..........................................................................................................	Attachment 1
Condensed Consolidated Balance Sheets....................................................................................................................	Attachment 2
Sequential Operating Information.................................................................................................................................	Attachment 3

Market Profile - Same Store
Quarterly Residential Revenue and Occupancy Changes............................................................................................	Attachment 4
Sequential Quarterly Residential Revenue and Occupancy Changes..........................................................................	Attachment 5
Year to Date Residential Revenue and Occupancy Changes...........................................................................	Attachment 6
Residential Operating Expenses ("Opex")....................................................................................................................	Attachment 7

Development, Unconsolidated Real Estate Investments and Debt Profile
Expensed Community Maintenance Costs and Capitalized Community Expenditures................................................	Attachment 8
Development Communities...........................................................................................................................................	Attachment 9
Unconsolidated Real Estate Investments.....................................................................................................................	Attachment 10
Debt Structure and Select Debt Metrics........................................................................................................................	Attachment 11

Financial Outlook
2024 Financial Outlook.................................................................................................................................................	Attachment 12

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms...................................................	Attachment 13

The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments, including but not limited to Attachments 9, 12 and 13, contain forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company's business, including development, redevelopment, construction, and lease-up activities which could impact the forward-looking statements are discussed in the paragraph titled "Forward-Looking Statements" in the release that accompanies, and should be read in conjunction with, these attachments. These and other risks are also described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company's Quarterly Reports on Form 10-Q for subsequent quarters, and could cause actual results to differ materially from such projections and estimates.

Attachment 1
AvalonBay Communities, Inc.
Condensed Consolidated Operating Information (1)
June 30, 2024
(Dollars in thousands, except per share data)
(unaudited)

	Q2	Q2		YTD	YTD
	2024	2023	% Change	2024	2023	% Change
Revenue:
Rental and other income	$724,211	$688,148	5.2%	$1,435,275	$1,361,791	5.4%
Management, development and other fees	1,830	2,712	(32.5)%	3,625	3,778	(4.0)%
Total	726,041	690,860	5.1%	1,438,900	1,365,569	5.4%
Operating expenses:
Direct property operating expenses, excluding property taxes (2)	140,200	135,020	3.8%	279,111	264,849	5.4%
Property taxes	81,056	74,987	8.1%	160,836	149,483	7.6%
Total community operating expenses	221,256	210,007	5.4%	439,947	414,332	6.2%

Property management and other indirect operating expenses (2)	(39,395)	(34,828)	(13.1)%	(76,400)	(69,831)	(9.4)%
Expensed transaction, development and other pursuit costs, net of recoveries	(1,417)	(1,261)	(12.4)%	(5,662)	(4,253)	(33.1)%
Interest expense, net (3)	(57,078)	(51,585)	(10.6)%	(111,844)	(108,406)	(3.2)%
Depreciation expense	(206,923)	(200,546)	(3.2)%	(419,192)	(405,289)	(3.4)%
General and administrative expense	(19,586)	(17,676)	(10.8)%	(39,917)	(38,076)	(4.8)%
Casualty loss	—	—	—%	(2,935)	(5,051)	41.9%
Income from unconsolidated investments (4)	4,822	4,970	(3.0)%	15,669	9,815	59.6%
Gain on sale of communities	68,556	187,322	(63.4)%	68,486	187,309	(63.4)%
Other real estate activity	181	341	(46.9)%	322	470	(31.5)%
Income before income taxes	253,945	367,590	(30.9)%	427,480	517,925	(17.5)%

Income tax benefit (expense)	62	217	(71.4)%	84	(3,343)	N/A
Net income	254,007	367,807	(30.9)%	427,564	514,582	(16.9)%

Net (income) loss attributable to noncontrolling interests	(73)	116	N/A	(181)	243	N/A
Net income attributable to common stockholders	$253,934	$367,923	(31.0)%	$427,383	$514,825	(17.0)%

Net income attributable to common stockholders per common share - basic	$1.78	$2.59	(31.3)%	$3.00	$3.65	(17.8)%
Net income attributable to common stockholders per common share - diluted	$1.78	$2.59	(31.3)%	$3.00	$3.65	(17.8)%

FFO	$391,716	$379,811	3.1%	$779,517	$735,069	6.0%
Per common share - diluted	$2.75	$2.67	3.0%	$5.48	$5.21	5.2%

Core FFO	$394,569	$378,182	4.3%	$778,327	$738,152	5.4%
Per common share - diluted	$2.77	$2.66	4.1%	$5.47	$5.23	4.6%

Dividends declared - common	$242,174	$234,773	3.2%	$484,290	$466,211	3.9%
Per common share	$1.70	$1.65	3.0%	$3.40	$3.30	3.0%

Weighted average common shares and participating securities outstanding - basic	142,278,237	142,028,911	0.2%	142,228,693	141,025,084	0.9%
Weighted average common shares outstanding - diluted	142,389,866	142,124,117	0.2%	142,306,310	141,073,964	0.9%
Total outstanding common shares and operating partnership units	142,217,019	142,014,755	0.1%	142,217,019	142,014,755	0.1%

(1)	For detail of non-core items which are included in this attachment, see Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 3.
(2)	In conjunction with the Company’s continued centralization of operating activities into a shared services model, the Company updated its presentation to include $3,143 and $6,295 of platform costs that were historically presented as direct property operating expenses, excluding property taxes, as a component of property management and other indirect operating expenses for the three and six months ended June 30, 2023, respectively.
(3)	Amounts include $6,078 and $10,790 of interest income on cash and cash in escrow for the three and six months ended June 30, 2024, respectively, and $8,261 and $13,413 of interest income on cash and cash in escrow for the three and six months ended June 30, 2023, respectively.
(4)	Amounts include $3,940 and $7,116 of SIP interest income for the three and six months ended June 30, 2024, respectively, and $1,241 and $2,113 of SIP interest income for the three and six months ended June 30, 2023, respectively.

Attachment 2

AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
June 30, 2024
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2024	2023

Real estate	$25,771,655	$25,396,856
Less accumulated depreciation	(7,811,650)	(7,521,962)

Net operating real estate	17,960,005	17,874,894
Construction in progress, including land	1,122,699	1,268,915
Land held for development	174,997	199,062
Real estate assets held for sale, net	154,887	—

Total real estate, net	19,412,588	19,342,871

Cash and cash equivalents	545,769	397,890
Restricted cash (1)	219,584	133,070
Unconsolidated investments	222,065	220,145
Other assets	637,024	584,238

Total assets	$21,037,030	$20,678,214

Unsecured notes, net	$7,655,152	$7,256,152
Unsecured credit facility and commercial paper, net	—	—
Notes payable, net	718,879	725,670
Resident security deposits	65,214	63,815
Other liabilities	856,291	847,786
Total liabilities	9,295,536	8,893,423

Redeemable noncontrolling interests	—	1,473
Equity	11,741,494	11,783,318

Total liabilities and equity	$21,037,030	$20,678,214

(1)	Amount at June 30, 2024 includes $82,283 related to proceeds from a disposition held in escrow for subsequent tax deferred exchange activity.

Attachment 3
AvalonBay Communities, Inc.
Sequential Operating Information (1)
June 30, 2024
(Dollars in thousands, except per home data)
(unaudited)

	Total Apartment Homes	Quarter Ended June 30, 2024	Quarter Ended March 31, 2024	Quarter Ended December 31, 2023
Residential Revenue
Same Store	77,413	$666,166	$659,440	$654,352
Other Stabilized (2)	3,235	23,723	23,012	22,172
Development/Redevelopment (3)	7,442	13,668	8,018	4,314
Commercial Revenue	N/A	10,683	9,842	10,377
Total Revenue	88,090	$714,240	$700,312	$691,215

Residential Operating Expense
Same Store		$204,092	$202,077	$198,908
Other Stabilized (2)		7,301	7,450	7,021
Development/Redevelopment		4,580	3,664	2,133
Commercial Operating Expense		1,835	1,814	1,809
Total Operating Expense		$217,808	$215,005	$209,871

Residential NOI
Same Store		$462,074	$457,363	$455,444
Other Stabilized (2)		16,422	15,563	15,150
Development/Redevelopment		9,088	4,353	2,182
Commercial NOI		8,848	8,028	8,568
Total NOI		$496,432	$485,307	$481,344

Same Store Average Revenue per Occupied Home (4)		$2,989	$2,961	$2,946

Same Store Economic Occupancy		96.0%	95.9%	95.6%

Same Store Turnover (5)
Current year period / Prior year period		44.1% / 50.1%	34.1% / 37.3%	37.7% / 39.0%
Current year period YTD / Prior year period YTD		39.1% / 43.7%		45.8% / 44.2%

	SAME STORE LIKE-TERM EFFECTIVE RENT CHANGE
	April 2024	May 2024	June 2024	Q2 2024		July 2024 (7)
New England	4.4%	4.6%	5.0%	4.7%		5.3%
Metro NY/NJ	3.5%	4.4%	4.0%	4.0%		3.4%
Mid-Atlantic	5.1%	5.9%	5.5%	5.6%		5.6%
Southeast FL	0.6%	(0.3)%	(0.5)%	(0.1)%		(0.4)%
Denver, CO	3.3%	3.7%	3.4%	3.5%		2.6%
Pacific NW	4.4%	5.2%	8.0%	6.0%		6.3%
N. California	2.6%	2.9%	2.4%	2.6%		2.5%
S. California	1.7%	2.2%	2.8%	2.3%		2.1%
Other Expansion Regions	1.3%	(1.9)%	(0.6)%	(0.6)%		1.3%
Total	3.2%	3.7%	4.0%	3.7%	(6)	3.7%	(6)

(1)	Includes consolidated communities and excludes communities that have been sold or that are classified as held for sale. See Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms for the definition of capitalized terms.
(2)	Results for these communities prior to January 1, 2024 may reflect operations prior to stabilization, including lease-up, such that occupancy is not stabilized.
(3)	For per home rent projections and Economic Occupancy for Development communities currently under construction, see Attachment 9 - Development Communities.
(4)	Reflects the effect of Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs.
(5)	Turnover is the annualized number of units turned over during the period, divided by the total number of Same Store apartment homes for the respective period, and excludes any third-party managed communities.
(6)	For the three months ended June 30, 2024, New Move-In Like-Term Effective Rent Change was 2.5% and Renewal Like-Term Effective Rent Change was 4.7%. New Move-In Like-Term Effective Rent Change was 2.2% and Renewal Like-Term Effective Rent Change was 5.0% for July 1, 2024 to July 25, 2024.
(7)	Rent change percentage for activity in July 2024 through July 25, 2024.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Residential Revenue and Occupancy Changes - Same Store
June 30, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		Q2 24	Q2 23	% Change	Q2 24	Q2 23	% Change	Q2 24	Q2 23	% Change

New England	9,340	$3,380	$3,246	4.1%	96.8%	96.5%	0.3%	$91,649	$87,772	4.4%	4.6%

Metro NY/NJ
New York City, NY	3,788	4,210	4,005	5.1%	96.3%	96.4%	(0.1)%	46,082	43,880	5.0%	5.5%
New York - Suburban	3,563	3,627	3,502	3.6%	94.9%	94.4%	0.5%	36,805	35,341	4.1%	5.8%
New Jersey	5,189	3,352	3,270	2.5%	96.1%	96.2%	(0.1)%	50,136	48,960	2.4%	3.0%
Metro NY/NJ	12,540	3,690	3,559	3.7%	95.8%	95.7%	0.1%	133,023	128,181	3.8%	4.6%

Mid-Atlantic
Washington DC	2,626	2,636	2,607	1.1%	91.1%	93.5%	(2.4)%	18,922	19,174	(1.3)%	(0.9)%
Northern Virginia	6,107	2,628	2,511	4.7%	96.5%	96.2%	0.3%	46,474	44,277	5.0%	5.0%
Suburban Maryland	2,595	2,286	2,209	3.5%	95.3%	96.0%	(0.7)%	16,967	16,508	2.8%	3.1%
Baltimore, MD	3,154	2,277	2,233	2.0%	95.5%	96.5%	(1.0)%	20,574	20,376	1.0%	1.8%
Mid-Atlantic	14,482	2,492	2,414	3.2%	95.1%	95.7%	(0.6)%	102,937	100,335	2.6%	2.9%

Southeast FL	2,837	2,919	2,856	2.2%	96.9%	96.6%	0.3%	24,076	23,485	2.5%	3.0%

Denver, CO	1,539	2,327	2,254	3.2%	94.3%	96.2%	(1.9)%	10,136	10,002	1.3%	1.4%

Pacific Northwest	5,374	2,741	2,699	1.6%	97.0%	95.0%	2.0%	42,861	41,358	3.6%	3.8%

Northern California
San Jose, CA	4,727	3,048	2,993	1.8%	96.7%	96.6%	0.1%	41,775	40,988	1.9%	1.9%
Oakland - East Bay, CA	4,338	2,791	2,762	1.0%	94.9%	96.0%	(1.1)%	34,482	34,513	(0.1)%	(0.1)%
San Francisco, CA	3,072	3,430	3,441	(0.3)%	95.6%	96.0%	(0.4)%	30,216	30,425	(0.7)%	(0.7)%
Northern California	12,137	3,053	3,025	0.9%	95.8%	96.2%	(0.4)%	106,473	105,926	0.5%	0.5%

Southern California
Los Angeles, CA	11,992	2,828	2,712	4.3%	96.1%	95.7%	0.4%	97,806	93,458	4.7%	4.5%
Orange County, CA	4,024	2,929	2,781	5.3%	96.2%	96.5%	(0.3)%	34,013	32,379	5.0%	5.0%
San Diego, CA	1,767	2,942	2,804	4.9%	96.7%	96.5%	0.2%	15,078	14,348	5.1%	5.2%
Southern California	17,783	2,862	2,737	4.6%	96.2%	96.0%	0.2%	146,897	140,185	4.8%	4.7%

Other Expansion Regions	1,381	2,105	2,107	(0.1)%	93.0%	94.9%	(1.9)%	8,114	8,278	(2.0)%	(2.0)%

Total Same Store	77,413	$2,989	$2,897	3.2%	96.0%	96.0%	0.0%	$666,166	$645,522	3.2%	3.5%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 3.4%. See Attachment 13, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 13, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 5
AvalonBay Communities, Inc.
Sequential Quarterly Residential Revenue and Occupancy Changes - Same Store
June 30, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		Q2 24	Q1 24	% Change	Q2 24	Q1 24	% Change	Q2 24	Q1 24	% Change

New England	9,340	$3,380	$3,347	1.0%	96.8%	96.1%	0.7%	$91,649	$90,102	1.7%	1.8%

Metro NY/NJ
New York City, NY	3,788	4,210	4,188	0.5%	96.3%	96.2%	0.1%	46,082	45,801	0.6%	0.8%
New York - Suburban	3,563	3,627	3,591	1.0%	94.9%	95.0%	(0.1)%	36,805	36,461	0.9%	1.2%
New Jersey	5,189	3,352	3,314	1.1%	96.1%	95.7%	0.4%	50,136	49,395	1.5%	1.8%
Metro NY/NJ	12,540	3,690	3,657	0.9%	95.8%	95.7%	0.1%	133,023	131,657	1.0%	1.3%

Mid-Atlantic
Washington DC	2,626	2,636	2,599	1.4%	91.1%	91.9%	(0.8)%	18,922	18,814	0.6%	1.0%
Northern Virginia	6,107	2,628	2,553	2.9%	96.5%	96.3%	0.2%	46,474	45,069	3.1%	3.1%
Suburban Maryland	2,595	2,286	2,289	(0.1)%	95.3%	95.9%	(0.6)%	16,967	17,083	(0.7)%	0.4%
Baltimore, MD	3,154	2,277	2,235	1.9%	95.5%	95.7%	(0.2)%	20,574	20,239	1.7%	1.7%
Mid-Atlantic	14,482	2,492	2,445	1.9%	95.1%	95.3%	(0.2)%	102,937	101,205	1.7%	2.0%

Southeast FL	2,837	2,919	2,881	1.3%	96.9%	97.7%	(0.8)%	24,076	23,954	0.5%	0.5%

Denver, CO	1,539	2,327	2,290	1.6%	94.3%	95.2%	(0.9)%	10,136	10,066	0.7%	0.9%

Pacific Northwest	5,374	2,741	2,706	1.3%	97.0%	96.3%	0.7%	42,861	42,023	2.0%	2.0%

Northern California
San Jose, CA	4,727	3,048	3,026	0.7%	96.7%	96.4%	0.3%	41,775	41,372	1.0%	1.0%
Oakland - East Bay, CA	4,338	2,791	2,753	1.4%	94.9%	95.4%	(0.5)%	34,482	34,188	0.9%	0.8%
San Francisco, CA	3,072	3,430	3,443	(0.4)%	95.6%	96.4%	(0.8)%	30,216	30,578	(1.2)%	(1.1)%
Northern California	12,137	3,053	3,034	0.6%	95.8%	96.1%	(0.3)%	106,473	106,138	0.3%	0.3%

Southern California
Los Angeles, CA	11,992	2,828	2,823	0.2%	96.1%	96.2%	(0.1)%	97,806	97,737	0.1%	0.2%
Orange County, CA	4,024	2,929	2,896	1.1%	96.2%	96.0%	0.2%	34,013	33,565	1.3%	1.4%
San Diego, CA	1,767	2,942	2,911	1.1%	96.7%	96.2%	0.5%	15,078	14,847	1.6%	1.7%
Southern California	17,783	2,862	2,850	0.4%	96.2%	96.1%	0.1%	146,897	146,149	0.5%	0.6%

Other Expansion Regions	1,381	2,105	2,080	1.2%	93.0%	94.6%	(1.6)%	8,114	8,146	(0.4)%	(0.4)%

Total Same Store	77,413	$2,989	$2,961	0.9%	96.0%	95.9%	0.1%	$666,166	$659,440	1.0%	1.2%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 1.1%. See Attachment 13, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 13, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 6
AvalonBay Communities, Inc.
Year to Date Residential Revenue and Occupancy Changes - Same Store
June 30, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change	YTD 2024	YTD 2023	% Change

New England	9,340	$3,363	$3,211	4.7%	96.4%	96.5%	(0.1)%	$181,751	$173,736	4.6%	4.8%

Metro NY/NJ
New York City, NY	3,788	4,199	3,986	5.3%	96.3%	96.7%	(0.4)%	91,883	87,552	4.9%	5.4%
New York - Suburban	3,563	3,609	3,486	3.5%	95.0%	94.5%	0.5%	73,265	70,444	4.0%	5.9%
New Jersey	5,189	3,333	3,231	3.2%	95.9%	96.2%	(0.3)%	99,532	96,743	2.9%	3.4%
Metro NY/NJ	12,540	3,673	3,532	4.0%	95.8%	95.9%	(0.1)%	264,680	254,739	3.9%	4.7%

Mid-Atlantic
Washington DC	2,626	2,617	2,588	1.1%	91.5%	93.5%	(2.0)%	37,736	38,078	(0.9)%	(0.7)%
Northern Virginia	6,107	2,591	2,487	4.2%	96.4%	95.9%	0.5%	91,542	87,448	4.7%	4.7%
Suburban Maryland	2,595	2,288	2,181	4.9%	95.6%	96.1%	(0.5)%	34,051	32,613	4.4%	4.2%
Baltimore, MD	3,154	2,256	2,198	2.6%	95.6%	96.1%	(0.5)%	40,813	39,961	2.1%	2.6%
Mid-Atlantic	14,482	2,469	2,389	3.3%	95.2%	95.5%	(0.3)%	204,142	198,100	3.0%	3.2%

Southeast FL	2,837	2,899	2,843	2.0%	97.3%	97.2%	0.1%	48,031	47,029	2.1%	2.8%

Denver, CO	1,539	2,308	2,236	3.2%	94.8%	95.9%	(1.1)%	20,202	19,789	2.1%	2.2%

Pacific Northwest	5,374	2,723	2,676	1.8%	96.7%	95.2%	1.5%	84,884	82,180	3.3%	3.5%

Northern California
San Jose, CA	4,727	3,037	2,967	2.4%	96.5%	96.7%	(0.2)%	83,147	81,371	2.2%	2.2%
Oakland - East Bay, CA	4,338	2,772	2,728	1.6%	95.2%	96.2%	(1.0)%	68,669	68,289	0.6%	0.6%
San Francisco, CA	3,072	3,436	3,426	0.3%	96.0%	96.0%	0.0%	60,794	60,619	0.3%	0.4%
Northern California	12,137	3,043	2,998	1.5%	95.9%	96.3%	(0.4)%	212,610	210,279	1.1%	1.2%

Southern California
Los Angeles, CA	11,992	2,826	2,666	6.0%	96.2%	96.0%	0.2%	195,543	184,130	6.2%	6.1%
Orange County, CA	4,024	2,912	2,753	5.8%	96.1%	96.2%	(0.1)%	67,578	63,922	5.7%	5.8%
San Diego, CA	1,767	2,926	2,747	6.5%	96.5%	96.7%	(0.2)%	29,925	28,157	6.3%	6.3%
Southern California	17,783	2,856	2,694	6.0%	96.2%	96.1%	0.1%	293,046	276,209	6.1%	6.0%

Other Expansion Regions	1,381	2,092	2,087	0.2%	93.8%	95.0%	(1.2)%	16,260	16,423	(1.0)%	(1.0)%

Total Same Store	77,413	$2,974	$2,867	3.7%	96.0%	96.0%	—%	$1,325,606	$1,278,484	3.7%	3.9%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 3.9%. See Attachment 13, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 13, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 7
AvalonBay Communities, Inc.
Residential Operating Expenses ("Opex") - Same Store (1)
June 30, 2024
(Dollars in thousands)
(unaudited)

	Q2 2024	Q2 2023	% Change	Q2 2024 % of Total Opex	YTD 2024	YTD 2023	% Change	YTD 2024 % of Total Opex

Property taxes (2)	$74,375	$69,989	6.3%	36.4%	$147,622	$139,790	5.6%	36.4%
Payroll (3)	37,784	38,260	(1.2)%	18.5%	76,919	77,168	(0.3)%	18.9%
Repairs & maintenance (4)	37,675	37,918	(0.6)%	18.5%	70,466	68,171	3.4%	17.4%
Utilities (5)	24,230	22,075	9.8%	11.9%	52,886	46,803	13.0%	13.0%
Office operations	15,845	15,745	0.6%	7.8%	31,663	31,849	(0.6)%	7.8%
Insurance (6)	10,222	8,861	15.4%	5.0%	19,556	17,765	10.1%	4.8%
Marketing	3,961	3,848	2.9%	1.9%	7,057	7,091	(0.5)%	1.7%
Total Same Store Residential Operating Expenses	$204,092	$196,696	3.8%	100.0%	$406,169	$388,637	4.5%	100.0%

(1)	Same Store operating expenses exclude indirect costs for corporate-level property management and other support-related services.

(2)	Property taxes increased for the three and six months ended June 30, 2024 over the prior year periods due to (i) increased assessments across the portfolio and (ii) the expiration of property tax incentive programs primarily at certain of our properties in New York City. The expiration of property tax incentive programs represents $1,810 or 41% of the 6.3% increase in property taxes for the three months ended June 30, 2024 and $3,199 or 41% of the 5.6% increase in property taxes for the six months ended June 30, 2024.

(3)	Payroll costs decreased for the three and six months ended June 30, 2024 from the prior year periods primarily due to a reduction in on-site associates and favorable benefits costs, partially offset by wage increases.

(4)	Repairs and maintenance increased for the six months ended June 30, 2024 over the prior year period due to increased repair and related contract labor costs, as well as increased turnover costs.

(5)	Utilities increased for the three and six months ended June 30, 2024 over the prior year periods primarily due to the implementation of the Company’s bulk internet offering, which are more than offset by the bulk internet revenue. The bulk internet offering is $2,704 of the increase for the three months ended June 30, 2024 and $5,451 or 90% of the 13.0% increase in utilities for the six months ended June 30, 2024. The increases for the three and six months ended June 30, 2024 are also due to increases in trash removal costs, which are offset by the trash collections revenue, and are partially offset by a decrease in gas rates and water fees.
(6)	Insurance is composed of premiums, expected claims activity and associated reductions from receipt of claims recoveries. The increases for the three and six months ended June 30, 2024 over the prior year periods are due to increased property insurance premiums. Insurance costs can be variable due to the amounts and timing of estimated and actual claim activity and the related recoveries received.

Attachment 8
AvalonBay Communities, Inc.
Expensed Community Maintenance Costs and Capitalized Community Expenditures
June 30, 2024
(Dollars in thousands, except per home data)
(unaudited)

		YTD 2024 Maintenance Expensed Per Home			Categorization of YTD 2024 Additional Capitalized Value (1)
Current Communities	Apartment Homes (2)	Carpet Replacement	Other Maintenance (3)	Total	Acquisitions, Construction, Redevelopment & Dispositions (4)		NOI Enhancing (5)	Asset Preservation	YTD 2024 Additional Capitalized Value	NOI Enhancing Per Home	Asset Preservation Per Home

Same Store	77,413	$50	$1,394	$1,444	$13,470	(6)	$25,926	$56,365	$95,761	$335	$728
Other Stabilized	3,235	19	1,148	1,167	66,952	(7)	801	390	68,143	$248	$121
Development/Redevelopment (8)	7,442	—	192	192	421,028		—	—	421,028	—	—
Dispositions (9)	—	—	—	—	(154,588)		—	—	(154,588)	—	—
Total	88,090	$45	$1,283	$1,328	$346,862		$26,727	$56,755	$430,344	N/A	N/A

(1)	Expenditures are capitalized for the acquisition or development of new assets or for expenditures that extend the life of existing assets and benefit the Company for periods greater than a year.
(2)	Includes consolidated communities and excludes communities that have been sold or that are classified as held for sale.
(3)	Other maintenance includes maintenance, landscaping and redecorating costs, as well as maintenance related payroll expense.
(4)	Includes the write-off of impaired assets and additional capitalized expenditures related to recognized casualty losses, if applicable.
(5)
This Attachment excludes capitalized expenditures for the commercial component of communities, which the Company classifies as NOI Enhancing. Same Store and Other Stabilized exclude $535 and $355, respectively, related to commercial space.

(6)	Consists primarily of expenditures for communities under redevelopment that have remained in Same Store with stabilized occupancy.
(7)	Represents acquired communities coupled with commitment close-outs and construction true-ups on recently constructed communities.
(8)	Includes communities under construction/reconstruction during the period, including communities where construction/reconstruction is complete.
(9)	Includes The Park Loggia condominium sales.

Other Capitalized Costs
	Interest	Overhead
Q2 2024	$11,207	$12,875
Q1 2024	$11,591	$13,165
Q4 2023	$12,339	$11,526
Q3 2023	$12,170	$12,460

Attachment 9
AvalonBay Communities, Inc.
Development Communities as of June 30, 2024
(unaudited)

Community Information			Number	Total	Actual/Projected Schedule				Avg	%	%	%	%
			of	Capital				Full Qtr	Monthly	Complete	Leased	Occupied	Economic
			Apt	Cost		Initial		Stabilized	Revenue				Occ.
Development Name		Location	Homes	(millions)	Start	Occupancy	Complete	Ops	Per Home	As of July 17, 2024			Q2 '24

	Communities Under Construction:
1.	Avalon Bothell Commons I	Bothell, WA	467	$236	Q2 2021	Q3 2023	Q3 2024	Q4 2024	$3,135	100%	82%	80%	61%
2.	Avalon Westminster Promenade	Westminster, CO	312	112	Q3 2021	Q2 2024	Q4 2024	Q3 2025	2,130	38%	14%	7%	1%
3.	Avalon West Dublin	Dublin, CA	499	267	Q3 2021	Q4 2023	Q4 2024	Q1 2025	3,330	81%	71%	63%	43%
4.	Avalon Governor's Park	Denver, CO	304	138	Q1 2022	Q3 2024	Q4 2024	Q2 2025	2,690	—	3%	—	—
5.	Avalon West Windsor (1)	West Windsor, NJ	535	211	Q2 2022	Q3 2025	Q3 2026	Q1 2027	3,040	—	—	—	—
6.	Avalon Durham (2)	Durham, NC	336	125	Q2 2022	Q2 2024	Q3 2024	Q2 2025	2,270	45%	16%	12%	—
7.	Avalon Annapolis	Annapolis, MD	508	201	Q3 2022	Q3 2024	Q3 2025	Q2 2026	2,700	—	1%	—	—
8.	Kanso Milford	Milford, MA	162	63	Q4 2022	Q1 2024	Q3 2024	Q4 2024	2,730	83%	69%	56%	24%
9.	Avalon Lake Norman (2)	Mooresville, NC	345	101	Q1 2023	Q1 2025	Q1 2026	Q3 2026	1,945	—	—	—	—
10.	Avalon Hunt Valley West	Hunt Valley, MD	322	109	Q2 2023	Q1 2025	Q1 2026	Q3 2026	2,485	—	—	—	—
11.	Avalon South Miami (1)	South Miami, FL	290	186	Q3 2023	Q3 2025	Q1 2026	Q3 2026	4,535	—	—	—	—
12.	Avalon Princeton Shopping Center	Princeton, NJ	200	82	Q3 2023	Q1 2025	Q2 2025	Q4 2025	3,275	—	—	—	—
13.	Avalon Wayne	Wayne, NJ	473	174	Q4 2023	Q2 2025	Q3 2026	Q1 2027	3,210	—	—	—	—
14.	Avalon Parsippany	Parsippany, NJ	410	148	Q4 2023	Q4 2025	Q4 2026	Q2 2027	2,990	—	—	—	—
15.	Avalon Pleasanton I	Pleasanton, CA	82	58	Q2 2024	Q3 2025	Q3 2025	Q1 2026	4,245	—	—	—	—
16.	Avalon Roseland II	Roseland, NJ	533	202	Q2 2024	Q4 2025	Q2 2027	Q4 2027	3,135	—	—	—	—
17.	Avalon Quincy Adams	Quincy, MA	288	124	Q2 2024	Q1 2026	Q3 2026	Q2 2027	3,250	—	—	—	—
	Total / Weighted Average Under Construction		6,066	$2,537					$2,960

	Communities Completed this Quarter:
1.	Avalon Amityville	Amityville, NY	338	$135	Q2 2021	Q3 2023	Q2 2024	Q4 2024	$3,550	100%	81%	79%	60%
2.	Avalon Montville	Montville, NJ	349	127	Q4 2021	Q4 2023	Q2 2024	Q1 2025	3,250	100%	62%	59%	38%
3.	Avalon Redmond Campus (3)	Redmond, WA	214	89	Q4 2021	Q1 2024	Q2 2024	Q3 2024	3,245	100%	100%	98%	65%
	Communities Completed Subtotal/Weighted Average		901	$351					$3,360

	Total/Weighted Average Under Construction and Completed this quarter		6,967	$2,888					$3,010

	Total Weighted Average Projected NOI as a % of Total Capital Cost			6.1%

Asset Cost Basis (millions) (4):
	Total Capital Cost, under construction and completed			$2,977
	Total Capital Cost, disbursed to date			(1,832)
	Total Capital Cost, remaining to invest			$1,145

(1)	Developments containing at least 10,000 square feet of commercial space include Avalon West Windsor (19,000 sf) and Avalon South Miami (32,000 sf).

(2)	Communities being developed through the Developer Funding Program ("DFP"). The DFP utilizes third-party multifamily developers to source and construct communities which the Company owns and operates.

(3)	As an asset densification, the Company demolished five garden apartment buildings that contained 48 apartment homes to construct a single podium structure with 214 new apartment homes. This community is excluded from the weighted average projected NOI as a % of Total Capital Cost.

(4)	Includes the communities presented and one additional community with 221 apartment homes representing $89 million in Total Capital Costs which has completed construction but not yet achieved Stabilized Operations for the full quarter. Q2 2024 NOI for these 21 communities was $7 million.

Attachment 10
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments
June 30, 2024
(Dollars in thousands)
(unaudited)

Operating Communities
				NOI (1)(2)		Debt
		AVB	Apartment	Q2	YTD	Principal	Interest
Venture	Communities	Ownership	Homes	2024	2024	Amount (1)	Rate (3)

NYTA MF Investors, LLC	5	20.0%	1,301	$10,719	$21,097	$394,734	3.88%
MVP I, LLC	1	25.0%	313	1,904	3,917	103,000	3.24%
Brandywine Apartments of Maryland, LLC	1	28.7%	305	1,205	2,337	18,718	3.40%
Avalon Alderwood MF, LLC	1	50.0%	328	1,847	3,544	—	—%
Arts District Joint Venture (4)	1	25.0%	475	(185)	(1,243)	151,288	7.91%
Total Unconsolidated Real Estate Investments	9		2,722	$15,490	$29,652	$667,740	4.68%

(1)NOI and debt principal amount are presented at 100% ownership.
(2)NOI excludes property management fees as the Company serves as the property management company for all ventures except Brandywine Apartments of Maryland, LLC.
(3)Represents the weighted average interest rate as of June 30, 2024.
(4)As of June 30, 2024, remaining development costs related to commitment close-outs and construction true-ups are expected to be funded primarily by the venture's variable rate construction loan. The venture anticipates replacing the construction loan with long-term financing prior to the final maturity of the construction loan in August 2025.

Attachment 11
AvalonBay Communities, Inc.
Debt Structure and Select Debt Metrics
June 30, 2024
(Dollars in thousands)
(unaudited)

DEBT COMPOSITION AND MATURITIES

		Average Interest Rate (1)	Principal Amortization Payments and Maturities (2)
Debt Composition	Amount		Year	Secured notes amortization and maturities	Unsecured notes maturities	Total

Secured notes			2024	$1,612	$300,000	$301,612
Fixed rate	$333,811	3.9%	2025	10,765	825,000	835,765
Variable rate	402,250	5.5%	2026	11,811	775,000	786,811
Subtotal, secured notes	736,061	4.8%	2027	250,159	400,000	650,159
			2028	18,902	850,000	868,902
Unsecured notes			2029	132,661	450,000	582,661
Fixed rate	7,700,000	3.4%	2030	9,100	700,000	709,100
Subtotal, unsecured notes	7,700,000	3.4%	2031	9,700	600,000	609,700
			2032	10,400	700,000	710,400
Variable rate facility (3)	—	—%	2033	12,000	750,000	762,000
Commercial paper (3)	—	—%	Thereafter	268,951	1,350,000	1,618,951
Total Debt	$8,436,061	3.5%		$736,061	$7,700,000	$8,436,061

SELECT DEBT METRICS

Q2 2024 Net Debt-to-Core EBITDAre (4)	4.2x	Q2 2024 Interest Coverage (4)	7.3x	YTD 2024 Unencumbered NOI (4)	95%	Weighted avg years to maturity of total debt (2)	7.3

DEBT COVENANT COMPLIANCE

Unsecured Line of Credit Covenants	June 30, 2024	Requirement

Total Outstanding Indebtedness to Capitalization Value (5)	24.7%	<	65%
Combined EBITDA to Combined Debt Service	6.53x	>	1.50x
Unsecured Indebtedness to Unencumbered Asset Value	22.8%	<	65%
Secured Indebtedness to Capitalization Value (5)	2.5%	<	40%

Unsecured Senior Notes Covenants (6)	June 30, 2024	Requirement

Total Outstanding Indebtedness to Total Assets (7)	30.4%	<	65%
Secured Indebtedness to Total Assets (7)	2.6%	<	40%
Unencumbered Assets to Unsecured Indebtedness	338.4%	>	150%
Consolidated Income Available for Debt Service to the Annual Service Charge	6.91x	>	1.50x

(1)
Rates are as of June 30, 2024 and, for secured and unsecured notes, include costs of financing such as credit enhancement fees, trustees' fees, the impact of interest rate hedges and mark-to-market adjustments.

(2)	Excludes the Company's (i) Credit Facility, (ii) commercial paper and (iii) any associated issuance discount, mark-to-market discounts and deferred financing costs, if applicable.
(3)
Represents amounts outstanding at June 30, 2024 under the Company's (i) $2.25 billion Credit Facility and (ii) $500 million unsecured commercial paper program, which is backstopped by, and reduces the borrowing capacity of, the Credit Facility.

(4)	See Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
(5)
Capitalization Value represents the Company’s Combined EBITDA for operating communities that the Company has owned for at least 12 months as of June 30, 2024, capitalized at a rate of 5.75% per annum, plus the book value of Development communities and real estate communities acquired. For discussion of other defined terms, see "Debt Covenant Compliance" in Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(6)
The information about the Company’s unsecured senior notes covenants shows compliance with selected covenants under the Company’s 1998 Indenture, under which debt securities are outstanding with maturity dates through 2047, subject to prepayment or redemption at the Company’s election. See “Debt Covenant Compliance” in Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Different covenants apply to debt securities outstanding under the Company’s 2018 Indenture and 2024 Indenture.

(7)
Total Assets represents the sum of the Company's undepreciated real estate assets and other assets, excluding accounts receivable. See "Debt Covenant Compliance" in Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

Attachment 12
AvalonBay Communities, Inc.
2024 Financial Outlook
As of July 31, 2024
(dollars in millions, except per share and apartment home data)
(unaudited)

Financial Outlook (1)
		July 2024 Outlook					January 2024 Outlook
	2023 Actual	Full Year 2024 Projected			2024 Midpoint	Change	Full Year 2024 Projected			2024 Midpoint	Change
EPS	$6.56	$7.34	to	$7.54	$7.44	13.4%	$6.27	to	$6.77	$6.52	(0.6)%
FFO per share	$10.32	$10.84	to	$11.04	$10.94	6.0%	$10.42	to	$10.92	$10.67	3.4%
Core FFO per share	$10.63	$10.92	to	$11.12	$11.02	3.7%	$10.53	to	$11.03	$10.78	1.4%

Assumptions			Key Capital Items
	Full Year 2024 Projected			Full Year 2024 Projected
	Jul 2024	Jan 2024		Jul 2024	Jan 2024
	Outlook	Outlook		Outlook	Outlook
Same Store assumptions:			New capital sourced from capital markets activity and asset sales	$750	$850
Residential revenue change	3.0% - 4.0%	1.6% - 3.6%
Residential Opex change	4.3% - 5.3%	4.5% - 6.7%	Capital used for debt redemptions and amortization	$300	$300

Residential NOI change	2.1% - 3.7%	0.0% - 2.5%	Capital used for investment activities (3)	$1,050	$1,115
			Projected cash and cash equivalents, 12/31/2024	$230	$225
Capitalized interest	$40 to $44	$37 to $47

Expected capital cost for Development started in 2024	$1,050	$870

Development homes completed and delivered in 2024	2,650	2,625

Development homes occupied in 2024	3,030	3,100

2024 Projected Residential NOI - Development	$43 to $47	$38 to $44

Structured Investment Program (SIP)
New commitments in 2024	Up to $75	$75
Total amount funded in 2024	$80	$90

Expensed overhead growth (2)	6.5% - 8.5%	2.75% - 5.25%

Expensed overhead growth, included in Core FFO (2)	3.5% - 5.5%	1.5% - 4.0%

(1)See Attachment 13 for Definitions and Reconciliations of Non-GAAP Financial Measures, including the reconciliation of Projected EPS to Projected FFO per share and Projected FFO per share to Projected Core FFO per share and the reconciliation of net income to NOI.
(2)Expensed overhead includes general and administrative expense, property management and other indirect operating expenses. Expensed overhead, included in Core FFO, represents expensed overhead adjusted to remove the impact of executive transition compensation costs as well as legal and other settlements as detailed on Attachment 13, table 9.
(3)Includes (i) development and redevelopment activity, including land, (ii) funding the Company's SIP commitments and (iii) joint venture funding.

Attachment 13

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
June 30, 2024
(unaudited)

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

Asset Preservation Capex represents capital expenditures that the Company does not expect will directly result in increased revenue or expense savings.

Average Monthly Revenue per Home, as calculated for certain Development communities in lease-up, reflects management’s projected stabilized rents net of estimated stabilized concessions, including estimated stabilized other revenue and excluding projected commercial revenue. Projected stabilized rents are based on one or more of the following: (i) actual average leased rents on apartments leased through quarter end, (ii) projected rollover rents on apartments leased through quarter end where the lease term expires within the first twelve months of Stabilized Operations and (iii) Market Rents on unleased homes.

Average Monthly Revenue per Occupied Home is calculated by the Company as Residential revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.

Commercial represents results attributable to the non-apartment components of the Company's mixed-use communities and other non-residential operations.

Debt Covenant Compliance ratios for the Unsecured Line of Credit Covenants show the Company's compliance with selected covenants provided in the Company’s Sixth Amended and Restated Revolving Loan Agreement dated as of September 27, 2022 which has been filed as an exhibit to the Company’s SEC reports. The ratios for the Unsecured Senior Notes Covenants show only the Company's compliance with selected covenants provided in the Company’s Indenture dated as of January 16, 1998, as supplemented by the First Supplemental Indenture dated as of January 20, 1998, Second Supplemental Indenture dated as of July 7, 1998, Amended and Restated Third Supplemental Indenture dated as of July 20, 2000, Fourth Supplemental Indenture dated as of September 18, 2006 and Fifth Supplemental Indenture dated as of November 21, 2014 (collectively, the “1998 Indenture"), which have been filed as exhibits to the Company’s SEC reports. Different covenants apply to debt securities outstanding under the Company’s Indenture dated as of February 23, 2018, as supplemented by the First Supplemental Indenture dated as of March 26, 2018 and the Second Supplemental Indenture dated as of May 29, 2018 (collectively the “2018 Indenture”), and under the Company's Indenture dated as of February 23, 2024, as supplemented by the First Supplemental Indenture dated as of May 14, 2024 (collectively the "2024 Indenture"), which have been filed as exhibits to the Company's SEC reports. Compliance with selected covenants under the 2018 Indenture and 2024 Indenture are excluded from the presentation of Debt Covenant Compliance in this release.

The Debt Covenant Compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the 1998 Indenture governing a majority of the Company's unsecured debt securities and in the Company’s Credit Facility, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Facility, and may differ materially from similar terms (i) used elsewhere in this release and the Attachments and (ii) used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks related to indebtedness” and other risks discussed in the Company’s 2023 Annual Report on Form 10-K and the Company’s other reports filed with the SEC.

Development is composed of consolidated communities that are either currently under construction, or were under construction and were completed during the current year. These communities may be partially or fully complete and operating.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company's share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

Attachment 13

TABLE 1
Q2
2024
Net income	$254,007
Interest expense and loss on extinguishment of debt	63,140
Income tax benefit	(62)
Depreciation expense	206,923
EBITDA	$524,008

Gain on sale of communities	(68,556)
Unconsolidated entity EBITDAre adjustments (1)	4,050
EBITDAre	$459,502

Unconsolidated entity gains, net	(1,177)
Structured Investment Program loan reserve	(16)
Advocacy contributions	2,107
Hedge accounting activity	16
Severance related costs	1,030
Expensed transaction, development and other pursuit costs, net of recoveries	471
Other real estate activity	(181)
Legal settlements and costs	644
Core EBITDAre	$462,396

(1) Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for disposed communities is based on their respective final settlement statements. A reconciliation of the aggregate Economic Gain to the aggregate gain on sale in accordance with GAAP for the wholly-owned communities disposed of during the three and six months ended June 30, 2024 is as follows (dollars in thousands):

TABLE 2
GAAP Gain	$68,381

Accumulated Depreciation and Other	(46,310)

Economic Gain	$22,071

Economic Occupancy is defined as total possible Residential revenue less vacancy loss as a percentage of total possible Residential revenue. Total possible Residential revenue (also known as “gross potential”) is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Attachment 13

FFO and Core FFO are generally considered by management to be appropriate supplemental measures of our operating and financial performance. FFO is calculated by the Company in accordance with the definition adopted by Nareit. FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, cumulative effect of a change in accounting principle, impairment write-downs of depreciable real estate assets, write-downs of investments in affiliates due to a decrease in the value of depreciable real estate assets held by those affiliates and depreciation of real estate assets, including similar adjustments for unconsolidated partnerships and joint ventures, including those from a change in control. FFO can help one compare the operating and financial performance of a real estate company between periods or as compared to different companies because adjustments such as (i) gains or losses on sales of previously depreciated property or (ii) real estate depreciation may impact comparability between companies as the amount and timing of these or similar items can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. Core FFO is the Company's FFO as adjusted for non-core items outlined in the table below. By further adjusting for items that we do not consider be part of our core business operations, Core FFO can help with the comparison of core operating performance of the Company between periods. A reconciliation of Net income attributable to common stockholders to FFO and to Core FFO is as follows (dollars in thousands):

TABLE 3
	Q2	Q2	YTD	YTD
	2024	2023	2024	2023
Net income attributable to common stockholders	$253,934	$367,923	$427,383	$514,825
Depreciation - real estate assets, including joint venture adjustments	206,338	199,197	417,685	402,477
Distributions to noncontrolling interests	—	13	—	25
Gain on sale of previously depreciated real estate	(68,556)	(187,322)	(68,486)	(187,309)
Casualty loss on real estate	—	—	2,935	5,051
FFO attributable to common stockholders	391,716	379,811	779,517	735,069

Adjusting items:
Unconsolidated entity gains, net (1)	(1,177)	(1,795)	(9,562)	(4,851)
Joint venture promote (2)	—	(1,072)	—	(1,072)
Structured Investment Program loan reserve (3)	(16)	(105)	42	(124)
Hedge accounting activity	16	(37)	55	191
Advocacy contributions	2,107	200	2,182	200
Executive transition compensation costs	—	297	104	644
Severance related costs	1,030	327	1,241	1,500
Expensed transaction, development and other pursuit costs, net of recoveries	471	797	3,605	3,248
Other real estate activity	(181)	(341)	(322)	(470)
For-sale condominium imputed carry cost (4)	21	169	41	424
Legal settlements and costs	644	148	1,508	50
Income tax (benefit) expense (5)	(62)	(217)	(84)	3,343
Core FFO attributable to common stockholders	$394,569	$378,182	$778,327	$738,152

Weighted average common shares outstanding - diluted	142,389,866	142,124,117	142,306,310	141,073,964

Earnings per common share - diluted	$1.78	$2.59	$3.00	$3.65
FFO per common share - diluted	$2.75	$2.67	$5.48	$5.21
Core FFO per common share - diluted	$2.77	$2.66	$5.47	$5.23

(1) Amounts consist primarily of net unrealized gains on technology investments.
(2) Amount for 2023 is for the Company's recognition of its promoted interest in Archstone Multifamily Partners AC LP.
(3) Changes are the expected credit losses associated with the Company's lending commitments primarily under its SIP. The timing and amount of any actual losses that will be incurred, if any, is to be determined.
(4) Represents the imputed carry cost of the for-sale residential condominiums at The Park Loggia. The Company computes this adjustment by multiplying the Total Capital Cost of completed and unsold for-sale residential condominiums by the Company's weighted average unsecured debt effective interest rate.
(5) Amount for 2023 is primarily for the recognition of taxes associated with The Park Loggia dispositions.

Attachment 13

Interest Coverage is calculated by the Company as Core EBITDAre divided by interest expense. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. A calculation of Interest Coverage for the three months ended June 30, 2024 is as follows (dollars in thousands):

TABLE 4

Core EBITDAre (1)	$462,396

Interest expense (2)	$63,140

Interest Coverage	7.3 times

(1) For additional detail, see Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 1.
(2) Excludes the impact of non-core hedge accounting activity.

Like-Term Effective Rent Change for an individual apartment home represents the percentage change in effective rent between two leases of the same lease term category for the same apartment. The Company defines effective rent as the contractual rent for an apartment less amortized concessions and discounts. Like-Term Effective Rent Change with respect to multiple apartment homes represents an average. New Move-In Like-Term Effective Rent Change is the change in effective rent between the contractual rent for a resident who moves out of an apartment, and the contractual rent for a resident who moves into the same apartment with the same lease term category. Renewal Like-Term Effective Rent Change is the change in effective rent between two consecutive leases of the same lease term category for the same resident occupying the same apartment.

Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less an estimate of typical capital expenditure allowance per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation and amortization. For this purpose, management’s projection of operating expenses for the community includes a management fee of 2.5% and an estimate of typical market costs for insurance, payroll and other operating expenses for which the Company may have proprietary advantages not available to a typical buyer. The Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Market Cap Rate is weighted based on the gross sales price of each community.

Market Rents as reported by the Company are based on the current market rates set by the Company based on its experience in renting apartments and publicly available market data. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes, and the Company's Credit Facility and commercial paper program) that is consolidated for financial reporting purposes, less consolidated cash and restricted cash, divided by annualized second quarter 2024 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre is as follows (dollars in thousands):

Attachment 13

TABLE 5

Total debt principal (1)	$8,436,061
Cash and cash equivalents and restricted cash	(725,660)
Net debt	$7,710,401

Core EBITDAre (2)	$462,396

Core EBITDAre, annualized	$1,849,584

Net Debt-to-Core EBITDAre	4.2 times

(1) Balance at June 30, 2024 excludes $44,848 of debt discount and deferred financing costs as reflected in unsecured notes, net, and $17,182 of debt discount and deferred financing costs as reflected in notes payable, net, on the Condensed Consolidated Balance Sheets.

(2) For additional detail, see Attachment 13 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 1.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excluding corporate-level income (including management, development and other fees), property management and other indirect operating expenses, net of corporate income, expensed transaction, development and other pursuit costs, net of recoveries, interest expense, net, loss on extinguishment of debt, net, general and administrative expense, income from unconsolidated investments, depreciation expense, income tax (benefit) expense, casualty loss, (gain) loss on sale of communities, other real estate activity and net operating income from real estate assets sold or held for sale. The Company considers NOI to be an important and appropriate supplemental performance measure to net income because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or financing-related costs. NOI reflects the operating performance of a community and allows for an easier comparison of the operating performance of individual assets or groups of assets. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impact to overhead as a result of acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets.

Residential NOI represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue. Reconciliations of NOI and Residential NOI to net income, as well as a breakdown of Residential NOI by operating segment, are as follows (dollars in thousands):

Attachment 13

TABLE 6
	Q2	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2023	2024	2023
Net income	$254,007	$367,807	$173,557	$242,066	$427,564	$514,582
Property management and other indirect operating expenses, net of corporate income	37,553	32,115	35,204	34,706	72,757	66,051
Expensed transaction, development and other pursuit costs, net of recoveries	1,417	1,261	4,245	10,267	5,662	4,253
Interest expense, net	57,078	51,585	54,766	49,471	111,844	108,406
General and administrative expense	19,586	17,676	20,331	17,992	39,917	38,076
Income from unconsolidated investments	(4,822)	(4,970)	(10,847)	(1,709)	(15,669)	(9,815)
Depreciation expense	206,923	200,546	212,269	210,694	419,192	405,289
Income tax (benefit) expense	(62)	(217)	(22)	2,438	(84)	3,343
Casualty loss	—	—	2,935	568	2,935	5,051
(Gain) loss on sale of communities	(68,556)	(187,322)	70	(77,994)	(68,486)	(187,309)
Other real estate activity	(181)	(341)	(141)	533	(322)	(470)
NOI from real estate assets sold or held for sale	(6,511)	(12,467)	(7,060)	(7,688)	(13,571)	(25,755)
NOI	496,432	465,673	485,307	481,344	981,739	921,702

Commercial NOI	(8,848)	(8,367)	(8,028)	(8,568)	(16,876)	(16,631)
Residential NOI	$487,584	$457,306	$477,279	$472,776	$964,863	$905,071

Residential NOI
Same Store:
New England	$63,325	$59,701	$60,940	$60,394	$124,265	$117,262
Metro NY/NJ	91,551	88,500	90,054	89,866	181,605	176,760
Mid-Atlantic	70,448	70,104	70,678	71,565	141,126	139,542
Southeast FL	15,530	15,301	15,491	14,441	31,021	30,813
Denver, CO	7,249	6,782	7,353	7,213	14,602	14,025
Pacific NW	30,593	29,437	29,927	29,764	60,520	58,639
N. California	75,016	76,230	75,084	75,798	150,100	150,819
S. California	103,005	97,567	102,586	101,144	205,591	191,363
Other Expansion Regions	5,357	5,204	5,250	5,259	10,607	10,624
Total Same Store	462,074	448,826	457,363	455,444	919,437	889,847
Other Stabilized	16,422	9,045	15,563	15,150	31,985	16,080
Development/Redevelopment	9,088	(565)	4,353	2,182	13,441	(856)
Residential NOI	$487,584	$457,306	$477,279	$472,776	$964,863	$905,071

NOI as reported by the Company does not include the operating results from assets sold or classified as held for sale. A reconciliation of NOI from communities sold or classified as held for sale is as follows (dollars in thousands):

TABLE 7
	Q2	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2023	2024	2023

Revenue from real estate assets sold or held for sale	$9,959	$18,818	$10,743	$11,480	$20,705	$38,262
Operating expenses from real estate assets sold or held for sale	(3,448)	(6,351)	(3,683)	(3,792)	(7,134)	(12,507)
NOI from real estate assets sold or held for sale	$6,511	$12,467	$7,060	$7,688	$13,571	$25,755

Attachment 13

Commercial NOI is composed of the following components (in thousands):

TABLE 8
	Q2	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2023	2024	2023

Commercial Revenue	$10,683	$9,981	$9,842	$10,377	$20,525	$19,894
Commercial Operating Expenses	(1,835)	(1,614)	(1,814)	(1,809)	(3,649)	(3,263)
Commercial NOI	$8,848	$8,367	$8,028	$8,568	$16,876	$16,631

NOI Enhancing Capex represents capital expenditures that the Company expects will directly result in increased revenue or expense savings, and excludes any capital expenditures for redevelopment.

Other Stabilized is composed of completed consolidated communities that the Company owns, which have Stabilized Operations as of January 1, 2024, or which were acquired subsequent to January 1, 2023. Other Stabilized excludes communities that are conducting or are probable to conduct substantial redevelopment activities.

Projected FFO and Projected Core FFO, as provided within this release in the Company’s outlook, are calculated on a basis consistent with historical FFO and Core FFO, and are therefore considered to be appropriate supplemental measures to projected net income from projected operating performance. A reconciliation of the ranges provided for Projected FFO per share (diluted) for the third quarter and full year 2024 to the ranges provided for projected EPS (diluted) and corresponding reconciliation of the ranges for Projected FFO per share to the ranges for Projected Core FFO per share are as follows:

TABLE 9
	Low Range	High Range
Projected EPS (diluted) - Q3 2024	$2.69	$2.79
Depreciation (real estate related)	1.49	1.49
Gain on sale of communities	(1.59)	(1.59)
Projected FFO per share (diluted) - Q3 2024	2.59	2.69
Unconsolidated entity gains, net	0.01	0.01
Expensed transaction, development and other pursuit costs, net of recoveries	0.01	0.01
Advocacy contributions	0.05	0.05
Projected Core FFO per share (diluted) - Q3 2024	$2.66	$2.76

Projected EPS (diluted) - Full Year 2024	$7.34	$7.54
Depreciation (real estate related)	5.95	5.95
Gain on sale of communities	(2.47)	(2.47)
Casualty loss on real estate	0.02	0.02
Projected FFO per share (diluted) - Full Year 2024	10.84	11.04
Unconsolidated entity gains, net	(0.05)	(0.05)
Severance related costs	0.01	0.01
Expensed transaction, development and other pursuit costs, net of recoveries	0.04	0.04
Legal settlements and costs	0.01	0.01
Advocacy contributions	0.07	0.07
Projected Core FFO per share (diluted) - Full Year 2024	$10.92	$11.12

Attachment 13

Projected NOI, as used within this release for certain Development communities and in calculating the Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development communities, Projected NOI is calculated based on the first twelve months of Stabilized Operations following the completion of construction. In calculating the Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential minus projected stabilized economic vacancy and adjusted for projected stabilized concessions plus projected stabilized other rental revenue. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. In addition, projected stabilized operating expenses for Development communities do not include property management fee expense. Projected gross potential for Development communities and dispositions is generally based on leased rents for occupied homes and management’s best estimate of rental levels for homes which are currently unleased, as well as those homes which will become available for lease during the twelve-month forward period used to develop Projected NOI. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Management believes that Projected NOI of the Development communities, on an aggregated weighted average basis, assists investors in understanding management's estimate of the likely impact on operations of the Development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company's overall financial performance or cash flow. There can be no assurance that the communities under development will achieve the Projected NOI as described in this release.

Redevelopment is composed of consolidated communities where substantial redevelopment is in progress or is probable to begin during the current year. Redevelopment is considered substantial when (i) capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s pre-redevelopment basis and (ii) physical occupancy is below or is expected to be below 90% during or as a result of the redevelopment activity.

Residential represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue.

Residential Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to Residential revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP-based Residential revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, Residential Revenue with Concessions on a Cash Basis allows an investor to understand the historical trend in cash concessions.

A reconciliation of Same Store Residential revenue in conformity with GAAP to Residential Revenue with Concessions on a Cash Basis is as follows (dollars in thousands):

TABLE 10
	Q2	Q2	Q1	YTD	YTD
	2024	2023	2024	2024	2023
Residential revenue (GAAP basis)	$666,166	$645,522	$659,440	$1,325,606	$1,278,484
Residential concessions amortized	4,203	3,472	4,272	8,475	6,870
Residential concessions granted	(2,494)	(2,794)	(3,387)	(5,881)	(6,414)

Residential Revenue with Concessions on a Cash Basis	$667,875	$646,200	$660,325	$1,328,200	$1,278,940

		Q2 2024 vs. Q2 2023	Q2 2024 vs. Q1 2024		YTD 2024 vs. YTD 2023

% change -- GAAP revenue		3.2%	1.0%		3.7%

% change -- cash revenue		3.4%	1.1%		3.9%

Attachment 13

Same Store is composed of consolidated communities where a comparison of operating results from the prior year to the current year is meaningful as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the respective prior year period. Therefore, for 2024 operating results, Same Store is composed of consolidated communities that have Stabilized Operations as of January 1, 2023, are not conducting or are not probable to conduct substantial redevelopment activities and are not held for sale or probable for disposition within the current year.

Stabilized Operations is defined as operations of a community that occur after the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment community, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees and a contingency estimate, offset by proceeds from the sale of any associated land or improvements, all as determined in accordance with GAAP. Total Capital Cost also includes costs incurred related to first generation commercial tenants, such as tenant improvements and leasing commissions. For Redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior period or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.

Uncollectible lease revenue and government rent relief

The following table provides uncollectible Residential lease revenue as a percentage of total Residential revenue in the aggregate and excluding amounts recognized from government rent relief programs in each respective period. Government rent relief reduces the amount of uncollectible Residential lease revenue. The Company expects the amount of rent relief recognized to continue to decline in 2024 absent funding from the Federal government.

TABLE 11
	Same Store Uncollectible Residential Lease Revenue
	Q2		Q2		Q1		Q4
	2024		2023		2024		2023
	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief
New England	0.5%	0.9%	0.7%	1.3%	0.2%	0.6%	0.9%	1.2%
Metro NY/NJ	2.1%	2.2%	2.3%	3.1%	2.1%	2.4%	2.8%	3.0%
Mid-Atlantic	2.3%	2.3%	1.9%	2.2%	2.3%	2.6%	2.5%	2.7%
Southeast FL	1.7%	1.8%	2.8%	3.2%	2.4%	2.4%	2.5%	2.6%
Denver, CO	1.0%	1.0%	0.9%	1.0%	1.2%	1.4%	1.1%	1.1%
Pacific NW	1.4%	1.4%	0.8%	1.0%	0.9%	1.0%	1.1%	1.2%
N. California	1.3%	1.4%	1.2%	1.3%	1.1%	1.2%	1.2%	1.3%
S. California	2.2%	2.4%	3.3%	3.4%	2.1%	2.4%	2.2%	2.4%
Other Expansion Regions	1.5%	1.5%	0.6%	0.6%	1.2%	1.2%	1.3%	1.3%
Total Same Store	1.7%	1.9%	1.9%	2.3%	1.6%	1.9%	2.0%	2.1%

Unconsolidated Development is composed of communities that are either currently under construction, or were under construction and were completed during the current year, in which we have an indirect ownership interest through our investment interest in an unconsolidated joint venture. These communities may be partially or fully complete and operating.

Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of June 30, 2024 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the six months ended June 30, 2024 is as follows (dollars in thousands):

Attachment 13

TABLE 12
YTD 2024
NOI
Residential NOI:
Same Store	$919,437
Other Stabilized	31,985
Development/Redevelopment	13,441
Total Residential NOI	964,863
Commercial NOI	16,876
NOI from real estate assets sold or held for sale	13,571
Total NOI generated by real estate assets	995,310
Less NOI on encumbered assets	(49,620)
NOI on unencumbered assets	$945,690

Unencumbered NOI	95%

Unlevered IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) is calculated in accordance with GAAP.

The calculation of Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unlevered IRR is not a substitute for Net Income as a measure of our performance. Management believes that the Unlevered IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unlevered IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other communities. The weighted average Unlevered IRR for sold communities is weighted based on all cash flows over the investment period for each respective community, including net sales proceeds.